TeraWulf Announces November 2022 Production and Operations Updates

Deployed fleet of 17,500 miners achieving hash rate capacity of 2.0 EH/s as of November 30, 2022

Cost of Power Decreased 45% to $6k per BTC in November from $11k per BTC in October 2022

Energization of the Nautilus Cryptomine Facility Remains On Target for Q1 2023 with additional 15,000 miners

EASTON, Md. – December 5, 2022 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for November 2022.

November 2022 Highlights

●	Self-mined 134 Bitcoin in November 2022, an increase of approximately 13% as compared to October 2022 production of 119 Bitcoin
●	Cost of power declined sequentially in November 2022 to approximately $0.035/kWh as compared to approximately $0.058/kWh in October 2022 and approximately $0.089/kWh in Q3 2022
●	Remains on track to realize blended cost of power of approximately $0.035/kWh, comprised of approximately $0.045/kWh at the Lake Mariner facility and $0.02/kWh fixed at the Nautilus Cryptomine facility
●	Deployed fleet of 17,500 miners achieving hash rate capacity of 2.0 EH/s as of November 30, 2022
●	Average operating hash rate of 1.9 EH/s in November 2022, an increase of nearly 20% as compared to October’s average operating hash rate of 1.6 EH/s

Key Metrics	Q3 2022	October 2022	November 2022
Bitcoin (Self-Mined)	117	119	134
Self-Mining Revenue ($M)	$2.4	$2.3	$2.4
Hosting Revenue ($M)	$1.4	$0.9	$0.7
Power Cost ($M)	$4.8	$2.0	$1.4
Avg. Operating Hash Rate (EH/s)	0.7	1.6	1.9
Revenue per Bitcoin	$20,657	$19,646	$17,617
Power Cost per Bitcoin	$20,732	$11,060	$6,151

Production and Operations Update

As of November 30, 2022, the Company operated approximately 17,500 Bitcoin miners with hash rate capacity of approximately 2.0 EH/s. Of these miners, approximately 11,000 are wholly owned with a hash rate capacity of approximately 1.3 EH/s. The remaining approximately 6,500 miners are hosted, for which the Company receives a hosting fee and share of the mining profit.

Additionally, shipments of approximately 12,450 S19J Pro and S19 XP miners have been initiated out of Bitmain Technologies Limited and are expected to be received by the Company during December 2022.

“November was another solid month for TeraWulf where we achieved an average operating hash rate of over 1.9 EH/s – a more than 170% increase over Q3 2022 – despite the ongoing market headwinds.  We also realized a continued and significant reduction in power costs at our Lake Mariner facility. These strong November results are representative of our execution capabilities and support our continued belief that TeraWulf will have a differentiated strategic position relative to other Bitcoin miners in a low-price Bitcoin environment,” stated Paul Prager, Co-founder and Chief Executive Officer of TeraWulf. “In the coming months, we will remain focused on aggressively increasing our deployed hash rate as we work towards our goal of reaching 4.3 EH/s of sustainable, self-mining capacity in the first quarter of 2023.”

Infrastructure Update

As previously announced, construction is estimated to be completed on the Company’s two mining sites in Q1 2023, enabling 160 MW and operational capacity of 5.7 EH/s, including 4.3 EH/s of self-mining.  In Q1 2023, the Company expects to achieve total capacity of 110 MW at its wholly owned Lake Mariner facility and 50 MW of net mining capacity at the Nautilus Cryptomine facility, which is a partnership with Talen Energy Corporation and receives power directly from the Susquehanna Nuclear Station at a five-year contracted fixed rate of $0.02 per kilowatt hour, which is among the lowest for any Bitcoin miner in the sector.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently operating and constructing two mining facilities, Lake Mariner in New York, and Nautilus Cryptomine in Pennsylvania, with the objective of 800 MW of mining capacity deployed by 2025. TeraWulf generates domestically produced bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500